UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

iTALK INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54664	20-5302617
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

100 E. Linton Blvd., Suite 144-A, Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

(877) 652-3834

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 2, 2016, iTalk Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that the Company had acquired United Mobile Solutions Corp. (“UMS”), which became a wholly owned subsidiary of the Company. In addition, on February 10, 2016, the Company filed a Current Report on Form 8-K (the “February 10th 8-K”) to voluntarily provide certain financial statements of UMS, namely the audited combined financial statements for UMS for the years ended December 31, 2014 and 2013, including the notes thereto (the “UMS Financial Statements”), and the unaudited condensed combined financial statements for UMS for the six months ended June 30, 2015 and 2014, including the notes thereto. On June 10, 2016, the Company filed a Current Report on Form 8-K to disclose, among other things, that the Board of Directors of the Company had concluded that the UMS Financial Statements should no longer be relied upon.

This Current Report on Form 8-K/A amends the Original 8-K and the February 10th 8-K to provide the financial statements and pro forma financial information described under Item 9.01 below.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The combined financial statements for UMS for the years ended December 31, 2015 and 2014, including the notes thereto, are included as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial information with respect to the Company’s acquisition of UMS is included as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Combined financial statements for United Mobile Solutions Corp. for the years ended December 31, 2015 and 2014, including the notes thereto.

99.2	Unaudited pro forma combined financial information with respect to the registrant’s acquisition of United Mobile Solutions Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTalk, Inc.

Date: July 5, 2016	By:	/s/ David F. Levy
David F. Levy
Chief Executive Officer